Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports with respect to the financial statements and financial highlights of each of the funds comprising Mainstay Funds Trust and The Mainstay Funds, incorporated herein by reference, and to the references to our firm under the heading “Financial Highlights” in this Information Statement/Prospectus and to the references to our firm under the headings “Statement of Additional Information” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Philadelphia, Pennsylvania

May 23, 2024